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                                                                       EXHIBIT 5


                   [LETTERHEAD OF ROPES & GRAY APPEARS HERE]



                               November 19, 1999



Brown & Sharpe Manufacturing Company
Precision Park, 200 Frenchtown Road
North Kingston, Rhode Island 02852

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of an aggregate of 1,800,000 shares of Class A Common Stock, $1.00 par value per share and Class B Common Stock, $1.00 par value share (the "Shares"), of Brown & Sharpe Manufacturing Company, a Delaware Corporation (the "Company").

     We have acted as counsel to the Company and are familiar with the actions taken by the Company in connection with the Company's 1999 Equity Incentive Plan (the "Plan"). For purposes of this opinion, we have examined the Plan and such other documents as we deemed appropriate.

     For purposes of our opinion, we have assumed that (i) any consideration received by the Company upon the issuance or exercise of any award granted under the Plan will at least be equal to the par value of the Shares issuable upon the exercise of any stock options or subject to any other award, and (ii) the number of shares to be issued upon any such exercise or issuance, together with the total number of shares of the Company's Class A Common Stock and Class B Common Stock previously outstanding, will not exceed the authorized number of such shares of Class A Common Stock or Class B Common Stock, as the case may be, specified in the Company's Certificate of Incorporation as then in effect. In this connection, we call your attention to the fact that the number of shares of Class B Common Stock which are authorized and available for issuance is 1,495,091.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

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ROPES & GRAY

     Brown & Sharpe Manufacturing Company                  November 19, 1999

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          We hereby consent to your filing of this opinion as an exhibit to the
Registration Statement.

                                       Very truly yours,



                                       Ropes & Gray